Exhibit 32.1
Certification of the Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
I, Michael D. Siegal, the Chairman & Chief Executive Officer of Olympic Steel, Inc. (the “Company”), certify that to the best of my knowledge, based upon a review of this annual report on Form 10-K for the period ended December 31, 2005 of the Company (the “Report”):
      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Michael D. Siegal

Michael D. Siegal
Olympic Steel, Inc.
Chairman & Chief Executive Officer
March 14, 2006
      The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.
      A signed original of this written statement required by Section 906 has been provided to Olympic Steel, Inc. and will be retained by Olympic Steel, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.